Exhibit 99.1

NYSE:BLD

A leading installer and distributor of insulation and building material products to the U.S. construction industry

TopBuild Reports Second Quarter 2019 Results

•	8.9% increase in net sales
•	260 bps gross margin expansion
•	11.5% operating margin, 11.6% on an adjusted basis, up 210 bps
•	$1.51 net income per diluted share, $1.43 on an adjusted basis
•	33.2% increase in adjusted EBITDA
•	260 basis point increase in adjusted EBITDA margin to 14.2%

Second Quarter Financial Highlights

(unless otherwise indicated, comparisons are to the quarter ended June 30, 2018)

✓ Net sales increased 8.9% to $660.1 million, primarily driven by acquisitions and increased selling prices in both operating segments. Same branch contributed 95.2% of total revenue.

“TopBuild reported another strong quarter, led by TruTeam’s growth in both commercial and residential new construction.  Operating margins at TruTeam and Service Partners expanded as we continue to drive operational efficiencies throughout our Company.

“Once again, our results demonstrate the strengths of our uniquely diversified business model, along with our focus on profitable growth.  We look forward to a solid second half of the year.”

JERRY VOLAS, CEO, TOPBUILD

✓ Gross margin increased 260 basis points to 26.5%.
✓ Operating profit was $76.0 million, compared to operating profit of $43.7 million. On an adjusted basis, operating profit was $76.4 million, compared to $57.8 million, a 32.2% improvement.

✓   Operating margin was 11.5%, up 430 basis points.  Adjusted operating margin improved 210 basis points to 11.6%.

✓   Net income was $52.1 million, or $1.51 per diluted share, compared to $27.2 million, or $0.76 per diluted share.  Adjusted income was $49.5 million, or $1.43 per diluted share, compared to $36.9 million, or $1.03 per diluted share.

✓ Adjusted EBITDA was $94.0 million, compared to $70.6 million, a 33.2% increase, and adjusted EBITDA margin improved 260 basis points to 14.2%.
✓ Incremental EBITDA margin was 43.3%. On a same branch basis, adjusted EBITDA was $87.7 million, a 24.3% increase, and incremental EBITDA margin was 76.3%.
✓ At June 30, 2019, the Company had cash and cash equivalents of $141.8 million and availability under its revolving credit facility of $187.1 million for total liquidity of $328.9 million.

Six Month Financial Highlights

(unless otherwise indicated, comparisons are to six months ended June 30, 2018)

✓ Net sales increased 16.6% to $1,279.4 million. On a same branch basis, revenue increased 5.2% to $1,154.5 million.
✓ Gross margin expanded 250 basis points to 25.8%.
✓ Operating profit was $132.7 million, compared to operating profit of $77.6 million. On an adjusted basis, operating profit was $135.5 million, compared to $96.0 million, a 41.2% improvement.
✓ Operating margin was 10.4%. On an adjusted basis, operating margin improved 190 basis points to 10.6%.

✓   Net income was $90.0 million, or $2.60 per diluted share, compared to $53.5 million, or $1.49 per diluted share.  Adjusted income was $86.1 million, or $2.49 per diluted share, compared to $63.1 million, or $1.76 per diluted share.

✓ Adjusted EBITDA was $168.6 million, compared to $116.6 million, a 44.6% increase. Adjusted EBITDA margin was 13.2%, a 260-basis point improvement.
✓ Incremental EBITDA margin was 28.6%. On a same branch basis, adjusted EBITDA grew 24.3% to $144.9 million and incremental EBITDA margin was 49.5%.

Operating Segment Highlights ($ in 000s)

(comparisons are to the period ended June 30, 2018)

Capital Allocation

Acquisitions

On July 15, the Company acquired Viking Insulation based in Burbank, California.  Viking focuses on fiberglass installation in a wide variety of light commercial and residential projects.  For the trailing twelve months ended March 31, 2019, Viking generated approximately $9.0 million in revenue.

Share repurchases

In the second quarter of 2019, the Company repurchased 196,885 shares at an average price of $75.57 per share.  These shares were purchased as part of the Company’s $200 million share repurchase authorization announced on February 26, 2019.  As of June 30, 2019, approximately $180 million of the $200 million authorization remained.

“Viking is an outstanding addition to TruTeam. Viking has operated in Southern California for 35 years with strong customer relationships throughout the region.

“Acquisitions remain our top capital allocation priority.  Our dedicated M&A team is working with a healthy pipeline of prospects, some of which we expect will become valuable additions to TopBuild over the next several quarters.”

JERRY VOLAS, CEO, TOPBUILD

2019 Revenue and Adjusted EBITDA Outlook

The Company has lowered its outlook for housing starts for 2019 to a range of 1.23 million to 1.27 million from the previous range of 1.26 million to 1.3 million starts.  Accordingly, the high end of the Company’s revenue outlook has been lowered by $30 million while the low end of its revenue range remains unchanged.    The Company has also raised the low and high end of its adjusted EBITDA outlook by $15 million and $5 million, respectively.

2019	Low	High
Revenue	$2,610M	$2,640M
Adjusted EBITDA*	$345M	$355M

*see table for adjusted EBITDA reconciliation

Assumptions ($ in millions):

2019	Low	High
Housing Starts	1,230K	1,270K
Estimated net income	$170.5	$185.6
Interest Expense and other, net	$38.9	$35.9
Income tax expense	$61.5	$66.9
Depreciation and Amortization	$54.0	$50.0
Share based compensation	$14.6	$12.1

This outlook reflects management’s current view of present and future market conditions and is based on assumptions such as housing starts, general and administrative expenses, weighted average diluted shares outstanding and interest rates.  This outlook does not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release.  Factors that could cause actual 2019 results to differ materially from TopBuild’s current expectations are discussed below and are also detailed in the Company’s 2018 Annual Report on Form 10-K and subsequent SEC reports.

Additional Information

Quarterly supplemental materials, including a presentation that will be referenced on today’s conference call, are available on the “Investors” section of the Company’s website at www.topbuild.com.

Conference Call

A conference call to discuss second quarter 2019 financial results is scheduled for today, Thursday, August 1, at 9:00 a.m. Eastern Time.  The call may be accessed by dialing (888) 225-2706.  The conference call will be webcast simultaneously on the “Investors” section of the Company’s website at www.topbuild.com.

About TopBuild

TopBuild Corp., a Fortune 1000 Company headquartered in Daytona Beach, Florida, is a leading installer and distributor of insulation and building material products to the U.S. construction industry. We provide insulation and building material services nationwide through TruTeam®, which has close to 200 branches, and through Service Partners® which distributes insulation and building material products from over 75 branches.  We leverage our national footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.  To learn more about TopBuild please visit our website at www.topbuild.com.

Use of Non-GAAP Financial Measures

EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods.   We define same branch sales as sales from branches in operation for at least 12 full calendar months.  Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP.  Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “Investors” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results.  These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods.  These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements.  Our forward-looking statements contained herein speak only as of the date of this press release.  Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements.  Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

Tabitha Zane

tabitha.zane@topbuild.com
386-763-8801

(tables follow)

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$660,112	$605,969	$1,279,442	$1,097,412
Cost of sales	485,190	460,928	948,824	841,353
Gross profit	174,922	145,041	330,618	256,059

Selling, general, and administrative expense	98,883	101,360	197,960	178,486
Operating profit	76,039	43,681	132,658	77,573

Other income (expense), net:
Interest expense	(9,631)	(7,322)	(19,232)	(9,645)
Other, net	526	82	858	115
Other expense, net	(9,105)	(7,240)	(18,374)	(9,530)
Income before income taxes	66,934	36,441	114,284	68,043

Income tax expense	(14,883)	(9,288)	(24,249)	(14,503)
Net income	$52,051	$27,153	$90,035	$53,540

Net income per common share:
Basic	$1.53	$0.77	$2.64	$1.53
Diluted	$1.51	$0.76	$2.60	$1.49

Weighted average shares outstanding:
Basic	33,976,169	35,102,429	34,072,314	35,081,292
Diluted	34,557,664	35,837,102	34,630,048	35,828,290

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$141,767	$100,929
Receivables, net of an allowance for doubtful accounts of $5,199 and $3,676 at June 30, 2019, and December 31, 2018, respectively	444,823	407,106
Inventories, net	150,282	168,977
Prepaid expenses and other current assets	11,416	27,685
Total current assets	748,288	704,697

Right of use assets	90,735	—
Property and equipment, net	172,719	167,961
Goodwill	1,363,738	1,364,016
Other intangible assets, net	189,041	199,387
Deferred tax assets, net	12,033	13,176
Other assets	4,569	5,294
Total assets	$2,581,123	$2,454,531

LIABILITIES
Current liabilities:
Accounts payable	$288,985	$313,172
Current portion of long-term debt	32,261	26,852
Accrued liabilities	100,282	104,236
Short-term lease liabilities	36,527	—
Total current liabilities	458,055	444,260

Long-term debt	705,626	716,622
Deferred tax liabilities, net	174,269	176,212
Long-term portion of insurance reserves	43,856	43,434
Long-term lease liabilities	57,312	—
Other liabilities	359	1,905
Total liabilities	1,439,477	1,382,433

EQUITY	1,141,646	1,072,098
Total liabilities and equity	$2,581,123	$2,454,531

	As of June 30,
	2019	2018
Other Financial Data
Receivable days †	53	45
Inventory days †	29	31
Accounts payable days †	78	66
Receivables, net plus inventories, net less accounts payable †	$306,119	$271,007
Receivables, net plus inventories, net less accounts payable as a percent of sales (TTM)‡	11.9%	11.1%

† Adjusted for remaining acquisition day one balance sheet items. ‡ Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches.

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2019	2018
Cash Flows Provided by (Used in) Operating Activities:
Net income	$90,035	$53,540
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,538	15,185
Share-based compensation	7,485	5,397
Loss on sale or abandonment of property and equipment	561	487
Amortization of debt issuance costs	779	422
Change in fair value of contingent consideration	(50)	123
Provision for bad debt expense	3,688	1,672
Loss from inventory obsolescence	1,251	928
Deferred income taxes, net	(21)	375
Change in certain assets and liabilities
Receivables, net	(41,489)	(22,382)
Inventories, net	17,391	(11,517)
Prepaid expenses and other current assets	14,969	(5,363)
Accounts payable	(23,823)	220
Accrued liabilities	(1,131)	2,901
Other, net	1,081	(595)
Net cash provided by operating activities	96,264	41,393

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(21,982)	(27,521)
Acquisition of businesses, net of cash acquired of $15,756 in 2018	—	(499,050)
Proceeds from sale of property and equipment	1,961	427
Other, net	22	23
Net cash used in investing activities	(19,999)	(526,121)

Cash Flows Provided by (Used in) Financing Activities:
Proceeds from issuance of long-term debt	4,998	515,066
Repayment of long-term debt	(11,364)	(8,033)
Payment of debt issuance costs	—	(7,717)
Proceeds from revolving credit facility	—	90,000
Repayment of revolving credit facility	—	(90,000)
Taxes withheld and paid on employees' equity awards	(8,471)	(4,531)
Repurchase of shares of common stock	(19,499)	—
Payment of contingent consideration	(1,091)	(841)
Net cash (used in) provided by financing activities	(35,427)	493,944

Cash and Cash Equivalents
Increase for the period	40,838	9,216
Beginning of period	100,929	56,521
End of period	$141,767	$65,737

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$110,192	$—
Accruals for property and equipment	497	864

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
TruTeam
Sales	$483,028	$429,423	12.5%	$932,410	$758,817	22.9%

Operating profit, as reported	$68,423	$49,635		$119,722	$78,965
Operating margin, as reported	14.2%	11.6%		12.8%	10.4%

Rationalization charges	81	236		199	453
Acquisition related costs	277	—		403	—
Operating profit, as adjusted	$68,781	$49,871		$120,324	$79,418
Operating margin, as adjusted	14.2%	11.6%		12.9%	10.5%

Service Partners
Sales	$213,487	$205,621	3.8%	$417,951	$393,387	6.2%

Operating profit, as reported	$21,151	$20,009		$41,748	$37,912
Operating margin, as reported	9.9%	9.7%		10.0%	9.6%

Rationalization charges	—	—		109	25
Operating profit, as adjusted	$21,151	$20,009		$41,857	$37,937
Operating margin, as adjusted	9.9%	9.7%		10.0%	9.6%

Total
Sales before eliminations	$696,515	$635,044		$1,350,361	$1,152,204
Intercompany eliminations	(36,403)	(29,075)		(70,919)	(54,792)
Net sales after eliminations	$660,112	$605,969	8.9%	$1,279,442	$1,097,412	16.6%

Operating profit, as reported - segments	$89,574	$69,644		$161,470	$116,877
General corporate expense, net	(7,130)	(20,686)		(16,734)	(29,579)
Intercompany eliminations and other adjustments	(6,405)	(5,277)		(12,078)	(9,725)
Operating profit, as reported	$76,039	$43,681		$132,658	$77,573
Operating margin, as reported	11.5%	7.2%		10.4%	7.1%

Rationalization charges †	142	4,341		1,969	5,138
Acquisition related costs	251	9,799		903	13,281
Operating profit, as adjusted	$76,432	$57,821		$135,530	$95,992
Operating margin, as adjusted	11.6%	9.5%		10.6%	8.7%

Share-based compensation	4,513	2,995		7,485	5,397
Depreciation and amortization	13,062	9,743		25,538	15,185
EBITDA, as adjusted	$94,007	$70,559		$168,553	$116,574
EBITDA margin, as adjusted	14.2%	11.6%		13.2%	10.6%

Sales change period over period	54,143			182,030
EBITDA, as adjusted, change period over period	23,448			51,979
EBITDA, as adjusted, as percentage of sales change	43.3%			28.6%

† Rationalization charges include corporate level adjustments as well as segment operating adjustments.

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Gross Profit and Operating Profit Reconciliations

Net sales	$660,112	$605,969	$1,279,442	$1,097,412

Gross profit, as reported	$174,922	$145,041	$330,618	$256,059

Rationalization charges	—	155	—	155
Gross profit, as adjusted	$174,922	$145,196	$330,618	$256,214

Gross margin, as reported	26.5%	23.9%	25.8%	23.3%
Gross margin, as adjusted	26.5%	24.0%	25.8%	23.3%

Operating profit, as reported	$76,039	$43,681	$132,658	$77,573

Rationalization charges	142	4,341	1,969	5,138
Acquisition related costs	251	9,799	903	13,281
Operating profit, as adjusted	$76,432	$57,821	$135,530	$95,992

Operating margin, as reported	11.5%	7.2%	10.4%	7.1%
Operating margin, as adjusted	11.6%	9.5%	10.6%	8.7%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$66,934	$36,441	$114,284	$68,043

Rationalization charges	142	4,341	1,969	5,138
Acquisition related costs	251	9,799	903	13,281
Income before income taxes, as adjusted	67,327	50,581	117,156	86,462

Tax rate at 26.5% and 27.0% for 2019 and 2018, respectively	(17,842)	(13,657)	(31,046)	(23,345)
Income, as adjusted	$49,485	$36,924	$86,110	$63,117

Income per common share, as adjusted	$1.43	$1.03	$2.49	$1.76

Weighted average diluted common shares outstanding	34,557,664	35,837,102	34,630,048	35,828,290

TopBuild Corp.

Same Branch and Acquisition Net Sales and Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales
Same branch:
Installation segment	$453,820	$429,423	$817,717	$758,817
Distribution segment	210,805	205,621	406,881	393,387
Eliminations	(36,241)	(29,075)	(70,057)	(54,792)
Total same branch	628,384	605,969	1,154,541	1,097,412

Acquisitions (a):
Installation segment	$29,208	$—	$114,693	$—
Distribution segment	2,682	—	11,070	—
Eliminations	(162)	—	(862)	—
Total acquisitions	31,728	—	124,901	—
Total	$660,112	$605,969	$1,279,442	$1,097,412

EBITDA, as adjusted
Same branch	$87,671	$70,559	$144,875	$116,574
Acquisitions (a)	6,336	—	23,678	—
Total	$94,007	$70,559	$168,553	$116,574

EBITDA, as adjusted, as a percentage of sales
Same branch (b)	14.0%		12.5%
Acquisitions (c)	20.0%		19.0%
Total (d)	14.2%	11.6%	13.2%	10.6%

As Adjusted Incremental EBITDA, as a percentage of incremental sales
Same branch (e)	76.3%		49.5%
Acquisitions (c)	20.0%		19.0%
Total (f)	43.3%		28.6%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Same branch EBITDA, as adjusted, as a percentage of same branch sales

(c) Acquired EBITDA, as adjusted, as a percentage of acquired sales

(d) Total EBITDA, as adjusted, as a percentage of total sales

(e) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(f) Change in total EBITDA, as adjusted, as a percentage of change in total sales

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income, as reported	$52,051	$27,153	$90,035	$53,540
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	9,105	7,240	18,374	9,530
Income tax expense	14,883	9,288	24,249	14,503
Depreciation and amortization	13,062	9,743	25,538	15,185
Share-based compensation	4,513	2,995	7,485	5,397
Rationalization charges	142	4,341	1,969	5,138
Acquisition related costs	251	9,799	903	13,281
EBITDA, as adjusted	$94,007	$70,559	$168,553	$116,574

TopBuild Corp.

2019 Estimated Adjusted EBITDA Range (Unaudited)

(dollars in millions)

	Twelve Months Ending December 31, 2019
	Low	High
Estimated net income	$170.5	$185.6
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	38.9	35.9
Income tax expense	61.5	66.9
Depreciation and amortization	54.0	50.0
Share-based compensation	14.6	12.1
Rationalization charges	4.0	2.5
Acquisition related costs	1.5	2.0
Estimated EBITDA, as adjusted	$345.0	$355.0